Exhibit A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(f) of the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of Amendment No 4 to Statement on Schedule 13D (including any and all further amendment thereto with respect to the Common Stock, par value $0.0001 per share, of Pemco Aviation Group, Inc., and further agree that this Agreement shall be included as an Exhibit to such joint filing.

The undersigned further agree that each party hereto is responsible for timely filing of such Amendment No. 4 to Statement on Schedule 13D and any subsequent amendments thereto and for the completeness and accuracy of the information concerning such party contained therein; provided that no party is responsible for the completeness or accuracy of the information concerning the other party, unless such party knows or has reason to believe that such information in inaccurate.

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original instrument, but all of such counterparts together shall constitute but one agreement.

In evidence thereof the undersigned, being duly authorized hereby execute this agreement this 14th day of November, 2002.

DAVID L. BABSON & COMPANY INC.

By: /s/ Michael L. Klofas

Name: Michael L. Klofas

Title: Managing Director

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By David L. Babson & Company Inc. as Investment Adviser

By: /s/ Michael L. Klofas

Name: Michael L. Klofas

Title: Managing Director

MASSMUTUAL HIGH YIELD PARTNERS II, LLC

By: HYP MANAGEMENT INC., as Managing Member

By: /s/ Michael L. Klofas

Name: Michael L. Klofas

Title: Vice President

TOWER SQUARE CAPITAL PARTNERS, L.P.

By: David L. Babson & Company Inc. as Investment Manager

By: /s/ Michael L. Klofas

Name: Michael L. Klofas

Title: Managing Director

TSCP SELECTIVE, L.P.

By: David L. Babson & Company Inc. as Investment Manager

By: /s/ Michael L. Klofas

Name: Michael L. Klofas

Title: Managing Director